                                                                     Exhibit 4.2

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CAN BE SOLD OR TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF THE SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, BOTH AS TO THE IDENTITY OF THE COUNSEL AND AS TO THE FORM AND SUBSTANCE OF THE OPINION, COMPLIANCE WITH SUCH PROVISIONS IS NOT REQUIRED.

Date: February __, 2000                                      Warrant to Purchase
                                                          Shares of Common Stock

                             PAPEREXCHANGE.COM, INC.

                          COMMON STOCK PURCHASE WARRANT

No. __

      THIS CERTIFIES that _______________ (including any permitted transferee hereunder, the "Holder"), or registered assigns, is entitled, at any time during the Warrant Exercise Period (as hereinafter defined), to subscribe for and purchase from PAPEREXCHANGE.COM, INC., a Delaware corporation (including any entity which shall succeed to or assume the obligations of PaperExchange.com, Inc. hereunder, the "Company"), up to the Applicable Number, as adjusted from time to time, of the Shares (as defined in Section 1 hereof) at an initial purchase price per Share of $2.00 (such price per Share as adjusted from time to time as provided herein is referred to herein as the "Exercise Price"). The number of such Shares and the Exercise Price are subject to adjustment as provided herein.

      This Warrant is being issued in full substitution of that certain Warrant dated October 15, 1999 (the "Original Warrant") issued by PaperExchange.com, LLC, a Delaware limited liability company (the "LLC"), in connection with the conversion of the LLC to the Company on February __, 2000, and is effective as of October 15, 1999. The Original Warrant was issued in connection with a certain Note, dated as of October 15, 1999, issued to the Holder by the LLC, which Note automatically became an obligation of the Company upon conversion of the LLC.

      This Warrant is subject to the following terms and conditions:

      Section 1. Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      Applicable Number shall mean _____________ Shares (as adjusted pursuant to the terms hereof).

      Company shall have the meaning set forth in the first paragraph of this Warrant.

      Common Stock shall mean (i) the Company's Common Stock, $0.001 par value per share, (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (iii) any other securities into which or for which any of the securities described in clauses
(i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

      Equity Incentive Plan shall mean the Company's 2000 Equity Incentive Plan, which provides for the issuance of up to 4,550,000 Shares (subject to adjustments as provided therein).

      Equivalent Number shall mean a number of Other Securities of the Company other than Shares, which number represents the same percentage of the outstanding units of such class (on a fully-diluted basis) as the Applicable Number represents at such time with respect to the Shares.

      Exchange Notice shall mean a notice set forth in Section 2.1 hereof.

      Exercise Price shall have the meaning set forth in the first paragraph of this Warrant.

      Exercise Shares shall have the meaning set forth in Section 2.1 hereof.

      Fair Market Value shall mean (i) prior to a Qualified Public Offering, the Non-Public Company Fair Market Value, and (ii) after a Qualified Public Offering, the average, for the period of ten (10) Business Days prior to the date of exercise, of the closing prices (if listed on a stock exchange or quoted on the NASDAQ National Market System or any successor thereto), or the average of the closing bid and asked prices (if quoted on NASDAQ or otherwise publicly traded) of the Shares.

      Holder shall have the meaning set forth in the first paragraph of this Warrant.

      Majority Holders shall mean the holders of a majority of the aggregate Shares then issuable under the Warrants.

      Net Consideration Per Share shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Shares or Other Securities, as the case may be, plus the minimum amount of additional consideration, if any, payable to the Company upon exercise, conversion, and/or exchange thereof for Shares or Other Securities, divided by the maximum number of Shares or Other Securities issued or that would be issued if all such Other Securities were exercised or converted at such Net Consideration Per Share, as the case may be.

      Non-Public Company Fair Market Value shall mean, with respect to Shares or Other Securities, the fair market value of such Shares or Other Securities as determined in good faith by the Company's Board of Directors. The Non-Public Company Fair Market Value shall in all cases be calculated by determining the Non-Public Company Fair Market Value of the entire stock and other securities of the Company or of the issuer of any Other Securities taken as a whole, without premium for control or discounts for minority interests or restrictions on transfer and taking into consideration any plans or proposals for any mergers, sales of assets, acquisitions or substantial sales of stock or other securities of the Company by the Company or its stockholders relating to the Company or by any such other issuer.

      Note shall mean the note due October 15, 2004 of the LLC issued to the original Holder of this Warrant in connection with the financing evidenced by the Notes.

      Notes shall mean the $10,000,000 aggregate principal amount of promissory notes due October 15, 2004 issued by the LLC on the Original Issue Date.

      Original Issue Date shall mean October 15, 1999.

      Other Securities refers to any stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 6, 7 or 8 hereof.

      Person shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

      Qualified Shares shall mean those Shares which have been held by the Holder for not less than a six (6) month period prior to the applicable exercise of this Warrant.

      Qualified Public Offering shall mean an offering to the public of securities of the Company in a firm commitment underwriting providing for gross proceeds to the Company of at least $10,000,000.00.

      Shares shall mean shares of Common Stock.

      Stockholders' Agreement shall mean the Company's Stockholders' Agreement, dated as of February __, 2000, as in effect on the date hereof and thereafter as amended or restated in compliance with its terms.

      Total Exercise Price shall mean the price obtained by multiplying (a) $2.00, and (b) the total number of Shares issuable, as of the Original Issue Date, upon exercise of this Warrant.

      Warrant Exercise Period shall mean the period beginning on October 15, 1999 and ending on the Warrant Expiration Date.

      Warrant Expiration Date shall have the meaning set forth in Section 2.2 hereof.

      Warrant Shares shall mean: (i) the Shares as they are provided for as at the date of this Warrant and issuable upon the exercise or conversion of this Warrant or any warrants delivered in substitution or exchange therefor; and (ii) shall include any Other Securities which may become and be issuable upon such exercise or conversion.

      Warrants shall mean all of the warrants, including this Warrant, issued on the date hereof in full substitution of the warrants issued by the LLC on the Original Issue Date in connection with the Notes.

      Section 2. Exercise of Warrant.

            2.1. Exercise.

      (a) This Warrant may be exercised prior to its expiration pursuant to
Section 2.2 hereof by the Holder at any time or from time to time, in whole or in part, by surrender of this Warrant, with the form of subscription attached as Exhibit A hereto duly executed by the Holder, to the Company at its principal office, accompanied by payment using one of the following methods:

            (i) Upon exercise of this Warrant, in whole or in part, the Holder may pay cash by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of Shares for which this Warrant is then being exercised by the Exercise Price then in effect.

            (ii) Upon exercise of this Warrant, in whole or in part, the Holder may pay, subject to the approval of the Company (in its sole discretion), the aggregate Exercise Price with respect to the number of Shares for which this Warrant is then being exercised (collectively, the "Exercise Shares"), or any part thereof, by (A) surrendering its rights to a number of Exercise Shares having a Fair Market Value equal to or greater than the required aggregate Exercise Price, in which case the Holder would receive the number of Exercise Shares to which it would otherwise be entitled upon such exercise, less the surrendered Shares, or (B) surrendering Shares. If the Holder desires to surrender rights to Exercise Shares or Shares pursuant to the preceding sentence, instead of paying cash for the Exercise Shares, the Holder shall give notice to the Company thereof (an "Exchange Notice") and, if there has not been a Qualified Public Offering, the Company shall promptly begin the process of determining the Non-Public Company Fair Market Value; the exercise of this Warrant in whole or in part on or before the Warrant Expiration Date, accompanied or preceded by an Exchange Notice rather than cash, shall constitute exercise of this Warrant to that extent prior to the Warrant Expiration Date, even though the process for determining the Non-Public Company Fair Market Value has not yet been undertaken and/or completed. Notwithstanding anything contained in this Section 2.1(a)(ii), upon exercise of this Warrant pursuant to this Section 2.1(a)(ii), the effective date of exercise shall be not less than ten (10) business days after the date of the Exchange Notice. If the Holder desires to exercise this Warrant by surrendering Shares pursuant to Section 2.1(a)(ii)(B) hereof, the Company shall have the right to require that such Shares being surrendered shall constitute Qualified Shares.

            (iii) Upon exercise of this Warrant, in whole or in part, the Holder may pay the aggregate Exercise Price for the Exercise Shares, or any part thereof, by surrendering the Holder's Note for cancellation of principal outstanding under such Note in an amount equal to the aggregate Exercise Price being paid, in which case the Company will issue to the Holder a new
      Note in the same form but with a reduced principal amount to reflect payment of the Exercise Price.

      (b) In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustment therein) to the number of such Shares called for on the face of this Warrant minus the number of such Shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

      (c) The Holder shall provide written notice to all other holders of warrants issued in connection herewith at least ten (10) days prior to the exercise of this Warrant.

            2.2. Expiration. This Warrant shall terminate upon the earlier to occur of (i) exercise in full, or (ii) October 15, 2006 (the "Warrant Expiration Date").

      Section 3. Registration Rights. The Holder understands that (i) this Warrant and the Shares issuable upon exercise of this Warrant have not been registered under the 1933 Act by reason of their issuance in a transaction exempt from the registration requirements of the 1933 Act, (ii) this Warrant and the Shares issuable upon exercise of this Warrant must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act and applicable state securities laws or is exempt from such registration (and, upon request, evidence satisfactory to the Company is provided by the Holder of the availability of such exemptions, including, upon request, the delivery to the Company of opinions of counsel to the Holder, which opinions of counsel are satisfactory to the Company), and (iii) this Warrant and the Shares issuable upon exercise of this Warrant may bear a legend to such effect.

      Section 4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant or any portion thereof. With respect to any fraction of a share called for upon the exercise or conversion of this Warrant or any portion thereof, an amount equal to such fraction multiplied by the then current Fair Market Value of a Warrant Share shall be paid to the Holder in cash by the Company.

      Section 5. Charges, Taxes and Expenses. Issuance of Warrant Shares upon the exercise or conversion of this Warrant or any portion thereof shall be made without charge to the Holder for any issue or transfer taxes or any other incidental expenses in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder; provided, however, that any income taxes or capital gains taxes or similar taxes shall be payable by the Holder.

      Section 6. Adjustment for Reorganization, Consolidation, Merger, Etc.

            6.1. Certain Adjustments. In case at any time or from time to time, the Company shall (a) effect a capital reorganization, reclassification or recapitalization, (b) consolidate with or merge into any other entity, or
      (c) transfer all or substantially all of its properties or assets to any other entity under any plan or arrangement contemplating the dissolution of the Company, then in each such case, the Holder, on the exercise hereof as provided in Section 2 hereof at any time after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Shares (or Other Securities) issuable on such exercise prior to such consummation or effective date, the Shares and Other Securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 7 and 8 hereof.

            6.2. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Shares and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Shares or Other Securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets of the Company, whether or not such Person shall have expressly assumed the terms of this Warrant as provided in Section 9 hereof.

      Section 7. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares issuable upon exercise or conversion hereof shall be subject to adjustment from time to time at any time after the Original Issue Date as follows:

            7.1. Adjustments for Distributions of Shares or Other Securities, Splits and Combinations. In case at any time or from time to time, the Company shall (a) issue any Shares or Other Securities as a dividend or distribution, or (b) issue any Shares or Other Securities in subdivision of outstanding Shares or Other Securities by reclassification or otherwise, or (c) combine outstanding Shares or Other Securities by reclassification or otherwise, then the then current number and type of Warrant Shares issuable upon exercise or conversion hereof shall be adjusted to a number and type equal to the number and type of Warrant Shares issuable upon exercise immediately prior to such event plus the number and type of Warrant Shares the Holder would have received had the Holder exercised this Warrant immediately prior to such event and received the number and type of Shares issued in connection with such event and the Exercise Price shall be adjusted to an amount equal to the Total Exercise Price (or, if this Warrant has previously been exercised in part, the remaining unpaid portion of the Total Exercise Price) divided by the total number of Warrant Shares issuable upon exercise of this Warrant after giving effect to this adjustment.

            7.2. Adjustments for Certain Other Dividends and Distributions. In case at any time or from time to time, the Company shall declare a dividend or make a distribution upon any Shares or Other Securities payable otherwise than in Shares or Other Securities in a transaction subject to Section 7.1 hereof, then thereafter the Holder, upon the exercise of any of the rights represented by this Warrant, will be entitled to receive the number of Warrant Shares being purchased upon such exercise and, in addition and without further payment, the cash, securities and other property which the Holder would have received by way of dividends and distributions (otherwise than in Shares or Other Securities in a transaction subject to Section 7.1 hereof) if the Holder
      (a) had exercised this Warrant immediately prior to the declaration of or record date for such dividend or the making of such distribution so as to be entitled thereto, and (b) had retained all dividends in securities payable in respect of such Shares or in respect of any securities paid as dividends and distributions and originating directly or indirectly from such Shares, provided that, if the dividend or distribution was paid or made with respect to a class of Other Securities, then thereafter the Holder, upon the exercise of any of the rights represented by this Warrant, will be entitled to receive the number of Warrant Shares being purchased upon such exercise and, in addition and without further payment, the cash, securities and other property which the holder of the Equivalent Number of Other Securities of such other class received (or would have received) by virtue of such dividend or distribution.

            7.3. Adjustments for Issuances of Shares or Other Securities. In case at any time or from time to time, the Company shall issue or sell any Shares or Other Securities of any class, or shall be deemed to have issued or sold Shares or Other Securities as provided in Section 7.4 hereof, other than options to acquire Shares (and such other classes of Other Securities of the Company as may hereafter succeed to any of the rights of the Shares) granted pursuant to the Equity Incentive Plan and other than as a dividend or other distribution upon any class of stock or upon a subdivision or combination of Shares or Other Securities of any class, for a Net Consideration Per Share less than the Exercise Price in effect immediately prior to such issuance or sale or deemed issuance or sale, then (and in each such case) such Exercise Price will be adjusted to equal the Net Consideration Per Share at which additional Shares or Other Securities are issued or sold or deemed issued or sold. If Shares or Other Securities are issued for no consideration, then such Other Securities shall be deemed to have been sold for $.01 per unit.

            7.4. Adjustments for Issuances of Options or Rights to Purchase Shares. In case at any time or from time to time, the Company shall issue or sell any rights to subscribe for or to purchase, or grant any options for the purchase of, Shares or Other Securities or securities convertible into Shares or Other Securities (the "Convertible Securities"), other than options to acquire Shares (and such other classes of Other Securities of the Company as may hereafter succeed to any of the rights of the Shares) granted pursuant to the Equity Incentive Plan, whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per unit at which Shares or Other Securities are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities, determined by dividing:

            (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of such rights or the granting of such options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof; by

            (y) the maximum number of Shares or Other Securities issuable upon the exercise of such rights or options or upon the conversion or exchange of the maximum number of such Convertible Securities issuable on the exercise of such rights or options;

      shall be less than the Exercise Price immediately prior to the issue of such rights or the grant of such options, then the Shares or Other Securities that are the subject of the Convertible Securities will be deemed to have been issued for purposes of Section 7.3 hereof; provided, however, that upon the expiration of the right to convert or exchange such Convertible Securities, the number of Warrant Shares then issuable upon exercise or conversion of the Warrant immediately prior to such expiration shall forthwith be adjusted to such number of Warrant Shares as would have resulted had the adjustments made upon the issuance of such rights or the granting of such options been made upon the basis of the issuance of only the number of Shares or Other Securities actually issued on the exercise of such rights or options or on the conversion or exchange of such Convertible Securities (or in the case of rights or options to purchase Convertible Securities, actually issued and at the time still issuable upon the conversion or exchange of the Convertible Securities actually issued), and upon the basis of only the consideration applicable thereto, and any Other Securities issuable upon the exercise of such rights or options which have expired or upon the conversion or exchange of any such Convertible Securities for the right to convert or exchange which has expired, shall not thereafter be deemed to be outstanding and the consideration applicable thereto shall not thereafter be deemed to have been received. If the said rights or options are issued or granted in conjunction with the sale of other securities of the Company, the part of the consideration allocable to the said rights and options, and the part of the consideration allocable to the said other securities, shall be determined in good faith by the Company.

            7.5. Adjustments to Consideration. If the amount of consideration payable to the Company upon the exercise of any right or option to which
      Section 7.4 hereof is applicable or upon the conversion or exchange of any Convertible Securities referred to in Section 7.4 hereof shall change at any time (including under or by reason of provisions designed to protect against dilution), then, forthwith upon each such change becoming effective, all such rights or options or all such rights of conversion or exchange not theretofore exercised shall be deemed to have expired or terminated, as the case may be, and the number of Warrant Shares issuable (and other rights accruing) upon exercise or conversion of the Warrant shall forthwith be adjusted in accordance with the proviso contained in
      Section 7.4 hereof, as the case may be, and further adjusted as though such rights or options or Convertible Securities deemed expired or terminated were newly issued and convertible or exercisable upon the payment of such changed consideration. The adjustments required by this
      Section 7.5 shall not duplicate any adjustments made pursuant to Section 7.4.

            7.6. Valuation of Consideration. In case any Shares, Other Securities or Convertible Securities or any rights or options to purchase any such Shares, Other Securities or Convertible Securities shall be issued or sold for cash, the consideration received by the Company therefor shall be deemed to be the amount received by the Company therefor.

            7.7. Non-cash Consideration. In case any Shares, Other Securities or Convertible Securities or any rights or options to purchase any such Shares, Other Securities or Convertible Securities shall be issued or sold for a consideration other than cash, then, in any such event, the amount of the consideration (other than cash) received by the Company shall be deemed to be the fair value of such consideration, as determined in good faith by the Company.

            7.8. Record of Holders. In case the Company shall take a record of the holders of its Shares for the purpose of entitling them (a) to receive a dividend or other distribution payable in Shares, Other Securities or in Convertible Securities, or (b) to subscribe for or purchase Shares, Other Securities or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Shares, Other Securities or Convertible Securities deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the issue of such right of subscription or purchase, as the case may be.

      Section 8. Adjustments for Issuance of Other Securities. In case any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any stock or other securities of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6 hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the Holder shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Shares) as is determined in accordance with the terms hereof, treating all references to Shares herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in Section 6 and Section 7 hereof with respect to the number of Warrant Shares issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the Holder with the benefits intended by Section 6 and Section 7 hereof and the other provisions of this Warrant.

      Section 9. No Dilution. The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, transfer of assets, consolidation, merger or dissolution, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Shares on the exercise of the Warrant from time to time, and (b) will not transfer all or substantially all of its properties and assets to any other entity, or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company, unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant.

      Section 10. Accountants' Certificate as to Adjustments. In the case of each event that may require any adjustment or readjustment in the Warrant Shares issuable on the exercise of this Warrant, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (a) the number of shares of each class of the Company's Common Stock then outstanding on a fully diluted basis, and (b) the number of shares of each class of Warrant Shares to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 6 or Section 7) on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the holder of a Warrant may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public accountant at the expense of the Company.

      Section 11. Notices of Record Date. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock or other securities of any class or property, or to receive any other right; or

            (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

            (d) any proposed issue or grant by the Company of any shares of stock or other securities of any class, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock or other securities of any class (other than the issue of Warrant Shares on the exercise of this Warrant and other than pursuant to the Equity Incentive
      Plan),

then, and in each such event, the Company will mail or cause to be mailed to the Holder a notice specifying (a) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (b) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Shares (or Other Securities) shall be entitled to exchange their Shares (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (c) the amount and character of any shares of stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made.

      Section 12. Reservation of Shares Issuable on Exercise of Warrant. Sufficient shares of authorized but unissued Common Stock of the Company have been reserved by appropriate action in connection with the prospective exercise of the Warrant. The Company represents and warrants that the issuance of the Warrant or the Warrant Shares will not require any further action by the members of the Company, will not be subject to pre-emptive rights in any present or future members of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound, and such Shares, when issued upon exercise of the Warrant in accordance with their terms or upon such conversion, will be duly authorized, fully paid and non-assessable.

      Section 13. No Rights or Responsibilities as Member. This Warrant neither entitles the Holder to any rights, nor subjects the Holder to any responsibilities, as a stockholder of the Company.

      Section 14. Exchange. This Warrant is exchangeable, upon the surrender hereof by the registered holder at the principal office of the Company, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new warrants to represent the right to purchase such number of Warrant Shares as shall be designated by said registered holder at the time of such surrender.

      Section 15. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which may be the unsecured agreement of the Holder to indemnify the Company for any loss on account thereof), and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant of like tenor and date, in lieu of this Warrant.

      Section 16. Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      Section 17. Transfer of Warrant. (a) This Warrant and all rights hereunder are transferable, in whole or in part, only to the extent that, had the Holder exercised this Warrant, in whole or in part, the Holder would be able to transfer the Shares received upon exercise of this Warrant pursuant to Section 2 of the Stockholders' Agreement, except that Section 2.6 of the Stockholders' Agreement shall apply to such transfer only as provided in paragraph (b) below.

      (b) In the event that the Holder transfers any portion of this Warrant, then all other holders of Warrants will be entitled to rights of first refusal and tag-along rights with respect to their Warrants on the same terms as set forth in Section 2.6 of the Stockholders' Agreement, the provisions of which are hereby incorporated into this Warrant, mutatis mutandis.

      (c) In addition, this Warrant and all rights hereunder are subject to the "Drag-Along" rights set forth in Section 2.7 of the Stockholders' Agreement to the same extent as if the Holder had exercised this Warrant for Shares, provided that in exercise of the Drag-Along rights the Holder shall be entitled to receive only the amount payable to holders of Shares, less the unpaid Exercise Price.

      (d) Any transfer permitted by this Section 17 hereof shall take place at the office or agency of the Company by the registered Holder in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof in the form of Exhibit B attached hereto properly endorsed. Until transfer hereof on the registration books of the Company, the Company may treat the registered Holder as the owner hereof for all purposes. Notwithstanding anything contained in this Section 17, this Warrant is transferable only to the extent, and only for the pro rata portion, that the note issued to the Holder hereof simultaneously with this Warrant is transferred.

      Section 18. Amendments and Waivers. Any term of this Warrant may be amended only with the written consent of the Company and the Holder; provided, however, that any amendment to Section 2.1(c) hereof shall also require the written consent of the Majority Holders. Any amendment or waiver effected in accordance with this Section 18 shall be binding upon the Company, the Holder and each transferee of this Warrant.

      Section 19. Communications and Notices. All communications and notices hereunder must be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by telecopier, and, if to the Company, shall be addressed to it at the address set forth on the first page hereof, or at such other address as the Company may hereafter designate in writing by notice to the registered Holder, and, if to such registered Holder, addressed to such Holder at the address of such Holder as shown on the books of the Company.

      Section 20. Sundays, Holidays, etc. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Sunday or a Saturday or shall be a legal holiday or a day on which banking institutions in Boston, Massachusetts are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Sunday, a Saturday or a legal holiday and not a day on which banking institutions in Boston, Massachusetts are authorized or required by law to remain closed.

      Section 21. Miscellaneous.

      (a) THIS WARRANT SHALL BE BINDING UPON THE COMPANY'S SUCCESSORS AND ASSIGNS. THIS WARRANT SHALL CONSTITUTE A CONTRACT UNDER SEAL AND, FOR ALL PURPOSES, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

      (b) For all purposes of this Warrant, the original Holder and its permitted transferees (pursuant to Section 17 hereof) shall be bound by all of the terms and conditions contained in, and entitled to all of the benefits of, this Warrant.

      IN WITNESS WHEREOF, PAPEREXCHANGE.COM, INC. has caused this COMMON STOCK PURCHASE WARRANT to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officers.

                                    The Company:

Dated as of:                        PAPEREXCHANGE.COM, INC.

February __, 2000


                                    By:________________________________
                                       Name:
                                       Title:

Attest:

_________________________

                                                                       Exhibit A

                              FORM OF SUBSCRIPTION

(To be signed only on exercise of Common Stock Purchase Warrant)

TO: PAPEREXCHANGE.COM, INC.

      The undersigned, the registered Holder of the within Common Stock Purchase Warrant of PaperExchange.com, Inc., hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder, _____* Shares of PaperExchange.com, Inc. and the undersigned herewith makes payment of $_______ therefor.

The undersigned requests that the Shares be issued in the name of ____________________, whose address is _______________________.


Dated: __________________        _____________________________________
                                    (Signature must conform in all
                                    respects to name of registered
                                    holder as specified on the face
                                    of the Warrant)

                                 _____________________________________
                                 (Address)

Signed in the presence of:

_________________________


----------
      *Insert here the number of shares (all or part of the number of shares called for in the Common Stock Purchase Warrant) as to which the Common Stock Purchase Warrant is being exercised without making any adjustment for any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Common Stock Purchase Warrant, may be deliverable on exercise; this subscription shall also automatically entitle the Holder of the Warrant to any other amounts and securities which do not require the payment of additional consideration, and this subscription also entitles the Holder to purchase any other Shares or Other Securities which, pursuant to the adjustment provisions of the Warrant, the Holder is entitled to purchase.

                                                                       Exhibit B

                               FORM OF ASSIGNMENT

(To be signed only on transfer of Common Stock Purchase Warrant)

                                   ASSIGNMENT

      For value received, the undersigned, _______________________, hereby sells, assigns, and transfers unto ____________________ the right represented by the within Common Stock Purchase Warrant to purchase _____________ Shares of PaperExhange.com, Inc. (and the other rights with respect thereto provided by the Warrant) to which the within Common Stock Purchase Warrant relates, and appoints ___________ Attorney to transfer such right on the books of PaperExchange.com, Inc. with full power of substitution in the premises.


Dated:_____________           _____________________________________
                                 (Signature must conform in all
                                 respects to name of registered
                                 holder as specified on the face
                                 of the Warrant)

                              _____________________________________
                              (Address)

Signed in the presence of:

_________________________

                             SCHEDULE OF WARRANTS

      HOLDER                                     NUMBER OF SHARES
1     Kraft Group LLC                            993,056
2     Terrapin Partners LLC                      112,500
3     Hilton Plein                                50,000
4     Roger Stone                                 50,000
5     Roger Stone and Matthew Kaplan,              8,333
        each as voting trustee for Jennifer
        Stone
6     Roger Stone and Matthew Kaplan,             16,667
        each as voting trustee for Matthew and
        Karen Kaplan
7     Roger Stone and Matthew Kaplan,              8,333
        each as voting trustee for Lauren
        Stone
8     Steven Kaplan                                1,389
9     PE.com Holdings LLC                        426,389